                                                                     EXHIBIT 4.2

Warrant No. C-1                                         Warrant Shares 4,000,000


THIS COMMON STOCK PURCHASE WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS COMMON STOCK PURCHASE WARRANT.


                               EPIXTAR CORPORATION


                          COMMON STOCK PURCHASE WARRANT

THIS IS TO CERTIFY THAT Epixtar Corp., a Florida Corporation (the "Company") having an office at 11900 Biscayne Boulevard, Miami, Florida 13381 has granted to Brookfield Investments Ltd., having an address at Twin Tower Two, Jabotinski Street, Ramat Gan , Israel, or registered assigns the right, at any time ("Exercise Period") from May 31, 2003 to 5:30 P.M. Florida time on May 31, 2006 (the "Expiration Date") to purchase from the Company, four million (4,000,000) shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price per share of fifty Cents ($.50), subject to adjustment as provided herein, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

                  1. DEFINITIONS

                  In addition to the definitions set forth as used herein this, the following terms shall have the respective meanings set forth below:

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which, banks are required or permitted to be closed in the State of Florida.

                  "Commission" shall mean the Securities and Exchange
Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, par value $.001 per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 3.2.

                  "Current Market Price" shall mean on any date of determination the closing bid price of a Common Share on such day as reported on Nasdaq; provided, if such security is not listed or admitted to trading on Nasdaq, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be.

                  "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date, as set forth in the first paragraph hereof.

                  "Holder" shall mean the Person in whose name the Warrant or Warrant Stock set forth herein is registered on the books of the Company maintained for such purpose.

                  "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                  "Principal Office" shall mean the office of the Company set forth on page one or such other office designated by notice hereafter.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

                  "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

                  "Warrant" or "Warrants" shall mean this warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                  2. EXERCISE OF WARRANT

                  2.1 Manner of Exercise Transaction

                  (a) From and after the Closing Date and until 5:00 p.m., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

                  (b) In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its Principal Office a completed executed Exercise Notice in form attached the number of shares of Common Stock to be purchased, payment of the Warrant Price in cash or wire transfer or cashier's check drawn on a United States bank and this Warrant. Upon receipt of these items the Company shall, as promptly as practicable, and in any event within seven Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided.

                  (c) The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 6, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to
Section 2.2 prior to the issuance of such shares have been paid.

                  (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

                  2.2 Payment of Taxes and Charges

                  All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, freely tradable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery thereof unless, such tax or charge is imposed by law upon Holder, in which case, such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

                  2.3 Fractional Shares

                  The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share, which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay, a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the current Market Price per share of Common Stock as of the exercise date.

                  2.4 Transfer

                  Subject to compliance with Section 6, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Principal office or the office of an Agency designated by the Company, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 6, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 6, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new warrant issued.

                  2.5 Division and Combination

                  Subject to Section 6, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Sections 2.4 and 6, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  3. ADJUSTMENTS

                  The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 3. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

                  3.1 Stock Dividends, Subdivisions and Combinations

                  If at any time the Company shall subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock or distribute a dividend in excess of five (5%) percent or combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

                  3.2 Reorganization, Reclassification, Merger, Consolidation
                      or Disposition of Assets

                  In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the survivor, a "Fundamental Corporate Change") and, pursuant to the terms of such Fundamental Corporate involving a merger or concealed action pursuant to the terms of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant, such number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Corporate Change. In the case of a Fundamental Corporate change which is a reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.3 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.3.

                  In case of any such Fundamental Corporate Change, the successor or acquiring corporation, (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 3. For purposes of this Section 3.2, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 3.2 shall similarly apply to successive Fundamental Corporate Change.

                  4. NOTICES TO HOLDER

                  4.1 Notice of Adjustments

                  Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 3, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 3.2), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 3.2) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with
Section 10.2. The Company shall keep at the Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder.

                  4.2 Notice of Corporate Action

                  If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation; or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then in any one or more of such cases, the Company shall give to Holder (i) at least 10 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Such notice also shall specify (i) the date on which any such record is to be taken the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and
(ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up.

                  5. RESERVATION AND AUTHORIZATION OF COMMON STOCK

                  From and after the Closing Date, the Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable and not subject to preemptive rights.

                  6. RESTRICTIONS ON TRANSFERABILITY

                  The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 6, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 6.

                  6.1 Investment Intent - Legend

                      (a) The Holder represents that the Holder will be acquiring the Warrant Shares for investment and not with a view to, or for sale in connection with, any distribution thereof nor with any present intention to sell the Warrant Shares. The undersigned will not offer or transfer the Warrant Shares except pursuant to an effective registration statement pursuant to the Securities Act or an exemption from such requirements as set forth in an opinion of counsel. The certificates for the Warrant Shares shall contain a legend to such effect and be subject to a stop transfer order. Except as set forth herein, the Company has no obligation to register the Shares under the Securities Act, or to assist the undersigned in complying with an exemption from registration under the Securities Act.

                      (b) Each certificate for the Warrant Shares shall be imprinted with a legend substantially in the following form or such other legend determined by counsel to the Company:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  7. LOSS OR MUTILATION

                  Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

                  8. NO RIGHTS AS A STOCKHOLDER

                  No provision hereof, shall give rise to any right of Holder as a stockholder of the Company.

                  9. MISCELLANEOUS

                  9.1 Nonwaiver and Expenses

                  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the event of a default or breach of this Warrant Agreement, the Company shall pay the Holder hereof, reasonable costs of enforcement and collection, including reasonable attorneys' fees.

                  9.2 Notice Generally

                  Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three days after the date of deposit in the United States mails to the following address or other address changed by notice hereunder.

                      (a) if to the Company, to the address set forth on page 1.


                      (b) if to the Holder, at the address set forth on page 1,


                  9.3 Successors and Assigns

                  Subject to the provisions of Sections 2.4 and 6, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

                  9.4 Amendment

                  This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and Holder.

                  9.5 Severability

                  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall only be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  9.6 Headings

                  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  9.7 Governing Law/Jurisdiction/Venue

         This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflicts of law. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT SITUATED IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH FEDERAL OR STATE COURT. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY VENUE OBJECTION IT MAY HAVE TO ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY SUCH VENUE AND ANY OBJECTION ON THE GROUNDS THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

                            [SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  as of March 3, 2002


                                   EPIXTAR CORP.



                                   By: s/
                                       -----------------------------------------
                                       Name:
                                       Title:

Attest:



  By: s/
      ----------------------------
      Name:
      Title:

                                                                       EXHIBIT A

                                 EXERCISE NOTICE

                 [To be executed only upon exercise of Warrant]

                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ shares of Common Stock of Epixtar Corp. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to

--------------------------------------------------------------------------------

whose address is

--------------------------------------------------------------------------------

and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



                                           (Name of Registered Owner)



                                         (Signature of Registered Owner)



                                                (Street Address)



                                        (City)     (State)     (Zip Code)

                                    Notice: The signature on this Notice of
                                    Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B

                                 ASSIGNMENT FORM


                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                            No. of Shares of
Name and Address of Assignee                                  Common Stock
----------------------------                                  ------------




and does hereby irrevocably constitute and appoint

--------------------------------------------------------------------------------

attorney-in-fact to register such transfer on the books of Epixtar Corp. maintained for the purpose, with full power of substitution in the premises.

Dated:
        --------------------------------------------------



                         ------------------------------------------------------
                                           (Print Name)



                         ------------------------------------------------------
                                         (Signature)



                         ------------------------------------------------------
                                    (Print Name of Witness)



                         ------------------------------------------------------
                                       (Witness's Signature)


                         Notice: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.


                                      B-1